EXHIBIT 23.2

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-70756) and on Form S-8 (Nos. 333-85174, 333-64697, 333-51574 and 333-43073) of NetBank, Inc. of our report dated February 7, 2000, except as to the second paragraph of Note 21, for which the date is June 30, 2000, relating to the financial statements of Resource Bancshares Mortgage Group, Inc., which appears in the Current Report on Form 8-K/A of NetBank, Inc. dated June 13, 2002.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

June 13, 2002